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                                                                 EXHIBIT 10.8

                                                               EXECUTION COPY

                               EXECUTIVE AGREEMENT
                               -------------------

                  THIS EXECUTIVE AGREEMENT (this "Agreement") dated as of September 16, 1998, and effective as of the date of the closing of the transactions contemplated by the Merger Agreement (as defined below) (the "Effective Date"), by and among Pac-West Telecomm, Inc., a California corporation (the "Company") and Wallace W. Griffin ("Executive"). Certain definitions are set forth in Section 17 of this Agreement.

                  WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of June 30, 1998, by and among the Company, PWT Acquisition Corp. and the other parties signatory thereto (as amended and modified from time to time, the "Merger Agreement"), PWT Acquisition Corp. will merger with and into the Company;

                  WHEREAS, as of the Effective Date the Company desires to secure Executive's services to the Company on the terms described herein and Executive desires to provide such services to the Company on the terms described herein;

                  WHEREAS, the Company and Executive desire to enter into an agreement pursuant to which the Company shall sell to Executive the number of shares set forth herein of the Company's Common Stock, par value $.01 per share (the "Common Stock"), upon the terms set forth herein; and

                  WHEREAS, certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by, the investors of the Company set forth on the signature pages hereto (the "Investors").

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  A.       Provisions Relating to Employment.

                  1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in paragraph 4 below (the "Employment Period").
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                  2. Position and Duties.

                  (a) During the Employment Period, Executive shall serve as the Chief Executive Officer and President of the Company and shall have the normal duties, responsibilities and authority of a Chief Executive Officer and President, subject to the overall direction and authority of the Company's board of directors (the "Board").

                  (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                  3. Compensation and Benefits.

                  (a) Base Salary. During the Employment Period, Executive's base salary shall be $350,000 per annum or such higher rate as the Board in its sole discretion may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding and other customary deductions.

                  (b) Bonuses. The Board shall award a bonus (the "Annual Bonus") to Executive during the Employment Period in an amount to be determined prior to each fiscal year by the Board and Executive. The Annual Bonus may be structured, as agreed upon by Executive and the Board in good faith, to provide for all or a portion of the Annual Bonus to be paid upon the achievement by the Company of certain separate specific objectives with such objectives generally designed to provide Executive with an Annual Bonus of 40% of the Base Salary in a normal year. The Annual Bonus may exceed 40% of the Base Salary as determined by the Board in its discretion. Such Annual Bonus shall be payable within 90 days following the end of each fiscal year during the Employment Period based upon the Company having achieved such specific objectives for such fiscal year determined by the Board and the Executive in good faith prior to such fiscal year and based upon the Executive's performance during such fiscal year.

                  (c) Benefits.

                           (i) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit plans and programs for which senior executive employees of the Company are generally eligible (subject to the Company's right to amend, modify or terminate any such plan or program in accordance with its terms and applicable law and subject in each case to any applicable waiting periods or other restrictions contained in such benefit plans or programs), which shall include, but shall not be limited to, health insurance, dental insurance and participation in the Company's 401(k) plan. The Company shall match any contributions made by Executive to the Company's 401(k) plan to the extent consistent with the Company's past practice and the terms of such plan and to

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         the extent consistent with applicable law. The Company and Executive shall work jointly in good faith to provide for life insurance for Executive on mutually agreeable terms at the expense of the Company.

                           (ii) Due to the fact that Executive will be required to be on call continuously for emergency response and to travel extensively by vehicle on company business, during the Employment Period the Company shall provide to Executive the use of a reasonably priced car consistent with the Company's past practice for other senior executives. Such company car shall be available for Executive's use in a manner consistent with past practice for other senior executives. Executive acknowledges and agrees that the Company may report all or a portion of the cost of such car and its operation as additional compensation to Executive if the Company reasonably believes the same may be required by applicable law.

                           (iii) Executive shall be entitled to four (4) weeks of paid vacation during each year of the Employment Period, in addition to legal holidays. Vacation hereunder shall accrue from year to year based upon the Company's then current policy for all employees as established from time to time by the Board in its sole discretion.

                           (iv) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the terms of this Agreement and the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's general policies with respect to reporting and reasonable documentation of such expenses. In addition, the Company shall reimburse Executive for the reasonable cost (not to exceed a maximum of $3,000 per year) of membership in a country club of Executive's choice.

                           (v) The Company shall reimburse Executive for all reasonable travel expenses between Denver, Colorado, and Stockton, California, incurred by Executive or Executive's spouse during the Employment Period and for the expenses associated with Executive's relocation to Stockton, California; provided that in no event shall the aggregate amount of such expenses reimbursed during the Term of this Agreement exceed $48,000 less the amount previously paid to Executive prior to the Effective Date with respect to such expenses whether paid pursuant to Section 6 of the Consulting Agreement or otherwise. All reimbursements by the Company are subject to the Company's reasonable requirements with respect to reporting and documentation of expenses incurred.

                  (d) Stock Options. The Company hereby agrees to grant to Executive on or promptly after the Effective Date, stock options to purchase a number of shares of the Company's Common Stock equal to 2% of the total number of shares of common stock outstanding on the Effective Date. The grant of such stock options shall be subject to prior mutual agreement of the parties as to the terms of such stock options and the vesting schedule for such stock options shall be

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consistent with the vesting schedule set forth in the May 29, 1998 memorandum to
Executive from Jerry Johnson and Samuel Plum. The terms of such stock options shall be contained in an option agreement issued pursuant to the Company's stock option plan as in effect as of the time of such grant. Executive shall also be eligible to further participate in the Company's employee stock option plans and other employee equity incentive plans for which other senior executive employees of the Company are eligible. The amount of any additional awards under such plans to Executive shall be determined by the Board in its sole discretion.

                  (e) Key-Man Life Insurance. Executive agrees to cooperate at the request of the Company in any efforts to obtain "key-man" life insurance on Executive's life.

                  4. Term and Termination.

                  (a) The Employment Period pursuant to this Agreement shall be for a term ending on the third anniversary of the Effective Date (the "Term"); provided that, notwithstanding anything in this Agreement to the contrary, expressed or implied, or Section 2924 of the California Labor Code or any similar provision of applicable law, the Employment Period pursuant to this Agreement shall terminate prior to the expiration of the Term upon (i) Executive's resignation for any reason (with such resignation being effective 30 days after notice thereof is delivered by Executive to the Company), (ii) Executive's death or Disability or (iii) termination of Executive's employment by the Company with or without Cause.

                  5. Severance.

                  (a) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to receive an amount equal to his Base Salary at the times set forth in this Agreement for the greater of (i) the remainder of the Term and (ii) the six-month period after such termination (for purposes of this Section 5(a), the "Severance Period"), so long as Executive has not breached and does not breach the provisions of any of paragraphs 6, 7, 8, 9, 10, 12, 15 or 16 below during the time period set forth therein or breached the provisions of any agreement referenced thereby.

                  (b) If the Employment Period is terminated as a result of Executive's Disability, Executive and/or his estate or beneficiaries, as the case may be, shall be entitled to receive benefits under the Company's employee benefit programs as in effect on the date of such termination to the extent permitted thereunder and under applicable law and, in addition, shall be entitled to receive (i) an amount equal to Executive's Base Salary at the times set forth in this Agreement for the one-year period after the termination of the Employment Period and (ii) the amount of any Annual Bonus otherwise payable to Executive pursuant to paragraph 3(b) above for the fiscal year in which Executive's employment is terminated, except that the amount of any such Annual Bonus otherwise payable pursuant to this paragraph 5(b) shall be pro rated on the basis of the number of days during such fiscal year that Executive was employed by the Company; provided that in the event the Company establishes and maintains disability insurance providing to Executive and/or his estate or

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beneficiaries, as the case may be, a benefit at least equal to the amount to be paid to Executive pursuant to clauses (i) and (ii) of this paragraph 5(b), the Company shall be relieved of its obligation to make such payments pursuant to this paragraph 5(b).

                  (c) If the Employment Period is terminated as a result of Executive's death, Executive and/or his estate or beneficiaries, as the case may be, shall be entitled to receive benefits under the Company's employee benefit programs as in effect on the date of such termination to the extent permitted thereunder and under applicable law and, in addition, shall be entitled to receive the amount of any Annual Bonus otherwise payable to Executive pursuant to paragraph 3(b) above for the fiscal year in which Executive's employment is terminated, except that the amount of any such Annual Bonus otherwise payable pursuant to this paragraph 5(c) shall be pro rated on the basis of the number of days during such fiscal year that Executive was employed by the Company; provided that in the event the Company establishes and maintains life insurance providing to Executive and/or his estate or beneficiaries, as the case may be, a benefit at least equal to the amount to be paid to Executive pursuant to this paragraph 5(c), the Company shall be relieved of its obligation to make such payments pursuant to this paragraph 5(c).

                  (d) If the Employment Period is terminated by the Company for Cause or if Executive resigns for any reason, Executive shall be entitled to receive only his Base Salary through the date of termination and the Company shall have no further liability whatsoever to Executive.

                  (e) Except as otherwise expressly provided herein or as expressly required by applicable law (including under Section 4980B of the Internal Revenue Code of 1986, as amended), all of Executive's rights to fringe benefits and bonuses hereunder shall cease upon termination of the Employment Period.

                  6. Confidential Information; Nonsolicitation.

                  (a) Executive agrees to execute on the Effective Date and to be bound as of the Effective Date by the terms of the Company's form of confidentiality agreement attached hereto as Exhibit A. The terms of such confidentiality agreement shall supersede and preempt all prior confidentiality agreements in effect between Executive and the Company prior to the Effective Time.

                  (b) Executive agrees that until the date which is two years after the termination of the Employment Period, he shall not directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries at any time during the 180-day period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the Company and Executive so as to avoid any disputes under this paragraph 6(b) that any such hiring within such 180-day period is in violation of clause (i) above), or (iii) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company or any of its Subsidiaries in

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order to induce or attempt to induce such Person to cease doing business, or to reduce the amount of business conducted, with the Company or such Subsidiary. In addition, during the Employment Period and for the three-year period thereafter, Executive shall not in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including making any negative statements or communications about the Company or any of its Subsidiaries).

                  7. Company's Ownership of Intellectual Property.

                  (a) Executive acknowledges that all Work Product is the exclusive property of the Company. Executive hereby assigns all right, title and interest in and to such Work Product to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein.

                  (b) The Company and Executive each acknowledge the applicability of Section 2870 of the California Labor Code. Accordingly, the provisions of paragraph 7(a) shall not apply to, and the term "Work Product" shall not include, any invention that Executive developed entirely on his own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company's or any Subsidiary's business, or to the actual or demonstrably anticipated research or development of the Company or any Subsidiary; or (ii) result from any work performed by Executive for the Company or any Subsidiary. Set forth on the attached "Excluded Inventions Schedule" are the inventions Executive believes meet the criteria for exclusion set forth above. Executive agrees to promptly advise the Company in writing of any inventions developed after the Effective Date which Executive believes meet the criteria for exclusion set forth above.

                  (c) Executive shall promptly and fully disclose all Work Product to the Company and shall cooperate and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish, confirm and protect the Company's right, title and interest in such Work Product. Without limiting the generality of the foregoing, Executive agrees to assist the Company, at the Company's expense, to secure the Company's rights in the Work Product in any and all countries, including the execution of all applications and all other instruments and documents which the Company shall deem necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Work Product. If the Company is unable because of Executive's mental or physical incapacity or for any other reason (including Executive's refusal to do so after request therefor is made by the Company) to secure Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product belonging to or assigned to the Company pursuant to paragraph 7(a) above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and in Executive's behalf and stead to execute and

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file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by Executive. During Executive's employment with the Company, Executive agrees not to apply for or pursue any application for any United States or foreign patents or copyright registrations covering any Work Product other than pursuant to this paragraph in circumstances where such patents or copyright registrations are or have been or are required to be assigned to the Company.

                  8. Delivery of Materials Upon Termination of Employment. As requested by the Company upon the termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Work Product in Executive's possession or within his control irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

                  9. Subsequent Inventions. Executive understands and agrees that all Intellectual Property Rights made, conceived, developed, or reduced to practice by Executive, either alone or jointly with others, shall be disclosed to the Company by Executive for six (6) months following the termination of Executive's employment with the Company. Employee further agrees that all Intellectual Property Rights made, conceived, developed or reduced to practice within six (6) months following such termination shall be presumed to have been conceived during Executive's employment with the Company and with the use of the Company's Confidential Information, but such presumption may be overcome by Executive by a showing that such Intellectual Property Rights were conceived after such employment and without the use of any such Confidential Information. In the event Executive is not able to rebut such presumption and prove that such Intellectual Property Rights were conceived after such employment and without the use of Confidential Information, Executive agrees to assign all right, title and interest in such Intellectual Property Rights to the Company.

                  10. Disclosure. Following the termination of the Executive's employment with the Company, Executive shall communicate the restrictions contained in this Agreement to any Person he intends to be employed by, provide consulting services to or otherwise represent. Executive hereby consents to the Company's communication of the restrictions contained in this Agreement to any such Person.

                  11. Enforcement; Remedies.

                  (a) If, at the time of enforcement of the covenants contained in paragraphs 6, 7, 8, 9 or 10 (the "Protective Covenants"), a court shall hold that the duration or scope stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration or scope reasonable under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained therein to cover the maximum period or scope permitted by law; provided that in no event shall the duration or scope

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determined by such court exceed the duration or scope set forth in this
Agreement. Executive has consulted legal counsel regarding the Protective Covenants and based on such consultation has determined and hereby acknowledges that the Protective Covenants are reasonable in terms of duration and scope and are necessary to protect the goodwill of the Company's business and the Confidential Information. Executive further agrees that the Protective Covenants were a material inducement to certain investors of the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, and such investors would not obtain the benefit of the bargain as set forth in the Merger Agreement and the other agreements contemplated thereby if Executive breached or challenged the validity of any of the Protective Covenants.

                  (b) If Executive breaches, or threatens to commit a breach of, any of the Protective Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                           (i) the right and remedy to have the Protective Covenants specifically enforced by any court of competent jurisdiction (without the need to post a bond or other security), it being agreed that any breach or threatened breach of the Protective Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                           (ii) the right and remedy to require Executive to account for and pay over to the Company any profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transaction(s) constituting a breach of the Protective Covenants.

                  (c) In the event of any breach or violation by Executive of any of the Protective Covenants, the time period of such covenant with respect to Executive (to the extent such covenant is limited in duration) shall be tolled until such breach or violation is resolved.

                  12. Loss of Severance due to Competition.

                  (a) The Executive shall not during the Employment Period and during the period Executive is receiving any Severance Payment pursuant to paragraph 5(a) (the "Noncompete Period"), for himself or on behalf of any other person, firm, partnership, corporation, or other entity, engage, directly or indirectly, either as an officer, director, employee, partner, consultant, individual proprietor, agent, or otherwise (including, but not limited to, as an owner or shareholder), in any business which (A) provides telecommunication services of the type provided during the Employment Period by the Company and any of its Subsidiaries (including, without limitation, (i) switched local service, (ii) switched long-distance service, (iii) dedicated transport services, (iv) co-locate and interconnect services and (v) data switched services and including, without limitation, telecommunication services of the type provided by the Company and any of its Subsidiaries to information service providers) or (B) provides services of the type which the Company and any of its

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Subsidiaries have taken significant actions during the Employment Period to begin providing or of the type the Company or any of its Subsidiaries have indicated that they plan to begin providing in any business plan or similar document delivered to Executive during the Employment Period, in each case within any of the Restricted Territories (as defined below); provided that the restrictions set forth in this paragraph 12 shall not prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded; and provided further that the restrictions set forth in this paragraph 12 shall not restrict the activities of Executive to the extent Executive has received the consent of the Board to such activities.

                  (b) For purposes of this Agreement, "Restricted Territories" shall mean (i) the counties (or similar jurisdictions) in the United States of America, Canada and Mexico and (ii) any other jurisdictions in which the Company or its Subsidiaries are engaged in business during the Employment Period or have taken significant actions to begin engaging in business during the Employment Period. Executive acknowledges that the business of the Company is contemplated to be conducted in the jurisdictions set forth in subparagraph 12(b)(i) (including as the same relates to the production, promotion, marketing and sale of its products and services), and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Company's business.

                  (c) If Executive breaches any of the provisions of this paragraph 12, Executive and the Company acknowledge and agree that the Company's sole remedy for such breach shall be the termination of the Severance Payments otherwise payable to Executive pursuant to paragraph 5(a) hereof.

                  B. Provisions Relating to Executive Stock.

                  13. Purchase and Sale of Executive Stock.

                  (a) On the Effective Date, the Company shall sell, and Executive shall purchase, 37,500 shares of Common Stock of the Company for an aggregate purchase price of $250,000; provided that the Company shall have no such obligation to sell such Common Stock, and Executive shall have no such right to purchase such Common Stock, in the event the transactions contemplated by the Merger Agreement are not consummated. The Company shall deliver to Executive a copy of, and a receipt for, the certificate representing such shares of Common Stock, and Executive shall deliver to the Company a check or wire transfer of funds in the aggregate amount of $50,000 (the "Cash Amount") and a promissory note in the form of Exhibit B attached hereto in an aggregate principal amount of $200,000 (the "Executive Note"). Executive's obligations under the Executive Note shall be secured by a pledge of all of the shares of Executive Stock to the Company, and in connection therewith, Executive shall enter into a pledge agreement in the form of Exhibit C attached hereto (the "Pledge Agreement").

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                  (b) The Company shall hold each certificate representing
Executive Stock until such time as the Executive Stock represented by such certificate is released from the pledge to the Company.

                  14. Representations and Warranties.

                  (a) Executive represents and warrants to the Company that:

                           (i) The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

                           (ii) Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

                           (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

                           (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has reasonably requested. Executive has reviewed, or has had an opportunity to review, a copy of the Merger Agreement and Executive is familiar with the transactions contemplated thereby. Executive has also reviewed, or has had an opportunity to review the Company's articles of incorporation and bylaws.

                           (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

                           (vi) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that conflicts with Executive's duties to the Company.

                           (vii) Upon the execution and delivery of this Agreement by Executive and the other parties hereto, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

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                  (b) As an inducement to the Company to issue the Executive
Stock to Executive, and as a condition thereto, Executive acknowledges and agrees that:

                           (i) Neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate Executive's employment at any time.

                           (ii) Executive has consulted with independent legal counsel regarding his rights and obligations under this Agreement and Executive fully understands the terms and conditions contained herein.

                  15. Repurchase Option.

                  (a) In the event of the termination of Executive's employment with the Company for any reason (a "Termination"), the Executive Stock (whether held by Executive or one or more of Executive's transferees, other than any Investor or the Company) will be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this Section 15 (the "Repurchase Option").

                  (b) In the event of a repurchase of the Executive Stock, the purchase price for each share of Executive Stock will be the Fair Market Value of such share; provided that in the event Executive's employment with the Company is terminated with Cause, the purchase price for each share of Executive Stock shall be the lesser of the Original Cost or the Fair Market Value of such share.

                  (c) The Company may elect to purchase all or any portion of the Executive Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock. The Repurchase Notice will set forth the number of shares of Executive Stock to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

                  (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for the Executive Stock that the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available

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Shares, the Company shall give written notice (the "Option Notice") to the
Investors setting forth the number of Available Shares and the purchase price for the Available Shares. The Investors may elect to purchase any or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. If more than one Investor elects to purchase any or all Available Shares and the number of Available Shares is less than the aggregate number of shares elected to be purchased by such electing Investors, each Investor shall be entitled to purchase the lesser of (i) the number of Available Shares such Investor has elected to purchase as indicated in the Election Notice or (ii) the number of Available Shares obtained by multiplying the number of shares specified in the Option Notice by a fraction, the numerator of which is the number of shares of Common Stock (on a fully-diluted basis) held by such Investor and the denominator of which is the aggregate number of shares of Common Stock (on a fully-diluted basis) held by all electing Investors. In the event all Available Shares are not purchased by the Investors pursuant to the immediately preceding sentence, the Available Shares remaining to be purchased shall be allocated among the Investors who elect to purchase more Available Shares (as indicated in their respective Election Notices) than they are entitled to purchase pursuant to the immediately preceding sentence as the Investors shall agree in writing. As soon as practicable, and in any event within ten days, after the expiration of the one-month period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investors (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investors setting forth the number of shares such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

                  (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investors shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of, in the case of any Investor, a check or wire transfer of funds and, in the case of a purchase by the Company of Executive Stock, at its option, (A) a check or wire transfer of funds, (B) a subordinate note or notes payable in up to three equal annual installments (or as otherwise agreed to by the Company and Executive) beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate as published in The Wall Street Journal from time to time or (C) both (A) and (B), in the aggregate amount of the purchase price for such shares; provided that the Company shall use reasonable efforts to make all such repurchases in full with a check or wire transfer of funds. Any notes issued by the Company pursuant to this Section 15 shall be subject to any restrictive covenants to which such issuer is subject at the time of such purchase. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under the Executive Note issued to the Company hereunder and any other bona fide debts owed by Executive to the Company. The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the California General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

                  (g) The right of the Company and the Investors to repurchase the Executive Stock pursuant to this Section 15 shall terminate upon a Sale of the Company, a Transfer pursuant to the participation rights set forth in paragraph 2(d) of the Shareholders Agreement (as defined below) and, with respect to any Option Shares, upon the consummation of a Public Offering.

                  16. Restrictions on Transfer.

                  (a) Until the third anniversary of the Effective Date, Executive shall not Transfer any interest in any shares of Executive Stock, except for (i) Transfers to members of Executive's Family Group, (ii) Transfers upon a Sale of the Company, (iii) Transfers pursuant to the participation rights set forth in paragraph 2(d) of the Shareholders Agreement (as defined below) and
(iv) Transfers of Option Shares after the consummation of a Public Offering; provided that prior to any such Transfer to a member of Executive's Family Group, such member shall agree in writing to be bound by the provisions of this Agreement with respect to the Executive Stock.

                  (b) Executive acknowledges and agrees that shares of Executive Stock are subject to the restrictions on transfer set forth in the Shareholders Agreement of the Company, dated as of the Effective Date, by and among Executive and each of the other persons named therein, as the same may be amended and modified from time to time (the "Shareholders Agreement").

                  (c) In addition to any other legend required pursuant to the Stockholders Agreement or otherwise, the certificates representing the Executive Stock shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON SEPTEMBER 16, 1998, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A MANAGEMENT AGREEMENT AMONG THE ISSUER AND THE ORIGINAL HOLDER HEREOF DATED AS OF SEPTEMBER 16, 1998, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  C. General Provisions

                  17. Definitions.

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Cause" means (A) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or any of its Affiliates, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Company or any of its Affiliates or Executive's unauthorized appropriation of, or Executive's attempt to misappropriate, any tangible or intangible assets or property of the Company or any of its Affiliates; (B) Executive's conviction or commission of a felony or conviction for any crime involving acts which tend to insult or offend community moral standards or public decency or that materially and adversely affect the reputation or business activities of the Company or its Affiliates;
(C) Executive's substance abuse, including abuse of alcohol or use of illegal narcotics, or other illegal drugs or substances, for which Executive fails to undertake and maintain treatment within 15 days after requested by the Corporation; (D) Executive's refusal to carry out the lawful instructions of the Board following receipt of written notice of such instructions from the Board; or (E) Executive's material breach of any provision of this Agreement which is incapable of cure or which is not cured within 15 days after written notice thereof to Executive.

                  "Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, Executive in connection with Executive's prior relationship with the Company or during the Employment Period and that relates to the business, products, services, research or development of the Company or its suppliers, distributors or customers. Confidential Information includes but is not limited to the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company's suppliers, distributors and customers and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; and (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable). Confidential Information shall not include information that Executive can demonstrate: (a) is publicly known through no wrongful act or breach of obligation of confidentiality; (b) was lawfully known to Executive prior to the time Executive began rendering services to the Company and its predecessors; or (c) was rightfully received by Executive from a third party without a breach of any obligation of confidentiality by such third party.

                  "Consulting Agreement" means that certain consulting agreement between the Company and Executive dated June 30, 1998.

                  "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 180 consecutive days or for shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable good faith judgment of the Board.

                  "Executive Stock" means all shares of Common Stock purchased pursuant hereto and all shares of Common Stock hereafter acquired by Executive (including upon the exercise of any Stock Options or similar rights). Executive Stock will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale or pursuant to paragraph 2(d) of the Shareholders Agreement), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder.

                  "Fair Market Value" of any share of Executive Stock means:

                  (i) the average of the closing prices of the sales of such security on all securities exchanges of which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or if on any day such security is not listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day; or

                  (ii) if the Executive Stock is not listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market for the entire 21-day averaging period specified above, then the fair value of such security determined jointly by the Company and Executive in good faith. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and Executive. If the parties are unable to agree on an independent appraiser, a firm shall be selected by lot from six nationally recognized investment banking firms, three of such firms to be selected by Executive and three of such firms to be selected by the Company. The expenses of such appraiser shall be borne by the Executive unless the appraiser's valuation is more than 10% greater than the amount determined by the Company, in which case, the costs of the appraiser shall be borne by the Company. The determination of such appraiser shall be final and binding upon all parties, except that after the determination of Fair Market Value, any party that has offered to purchase shares of capital stock may rescind its offer to purchase such shares at any time within ten business days after receiving written notice of such determination of Fair Market Value. Fair Market Value shall be determined as of the date the earlier of the Repurchase Notice or Supplemental Repurchase Notice is delivered.

                  "Family Group" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Executive and/or Executive's spouse and/or descendants.

                  "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's Common Stock.

                  "Intellectual Property Rights" means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) and any copyrightable work, trade mark, trade secret or other intellectual property rights which relate to the Company's or any of its Subsidiaries' actual or anticipated business.

                  "Original Cost" of (i) each share of Common Stock purchased hereunder shall be equal to $6.67 and (ii) each Option Share shall be the exercise price or similar amount paid upon the issuance of such share to Executive (in each case as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

                  "Option Shares" shall mean all shares of Common Stock issued to Executive upon exercise of any stock options or similar rights granted to Executive by the Company.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Public Offering" means any offering by the Company of its Common Stock or rights to purchase it Common Stock to the public pursuant to an effective registration statement under the Securities Act, as then in effect, or any comparable statement under any similar federal statute then in force.

                  "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 (other than Rule 144(k)) promulgated under the Securities Act effected through a broker, dealer or market maker.

                  "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire

(i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

                  "Work Product" means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports, research and development of existing or future products or services which were or are conceived, reduced to practice, contributed to or developed or made by Executive (whether alone or jointly with others) while employed (both before and after the Effective Date) by the Company (or its predecessors, successors or assigns) and its Subsidiaries and all similar or related information (whether or not patentable or reduced to practice) and any copyrightable work, trade mark, trade secret or other intellectual property rights, any of which relate to the Company's or any of its Subsidiaries' actual or anticipated business.

                  18. Survival. The provisions set forth in paragraphs 6 through 32 of this Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

                  19. Notices. Any notice provided for in this Agreement shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier (charges prepaid), telecopied (with hard copy to follow) or 5 days after mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notice will be sent to Executive or to the Company at the address set forth below:

                  Notices to Executive:
                  ---------------------

                  6669 Embarcadero Drive #16,
                  Stockton, CA. 95219
                  Telephone:        (209) 926-3337
                  Facsimile:        (209) 926-3304


                  Notices to the Company:
                  -----------------------

                  Pac-West Telecomm, Inc.
                  4210 Coronado Avenue
                  Stockton, CA  95204
                  Attention:        Secretary
                  Telephone:        (209) 926-3222
                  Facsimile:        (209) 926-3205

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or 5 days after mailed.

                  20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Executive acknowledges and agrees that the covenants and agreements set forth in this agreement were a material inducement to certain investors of the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, and such investors would not obtain the benefit of their bargain as set forth in the Merger Agreement and the other agreements contemplated thereby as specifically negotiated by the investors if Executive breached or challenged any of the provisions of this Agreement.

                  21. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The use of the word "including" herein shall mean "including without limitation."

                  22. Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopies signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  23. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and any schedules shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                  24. Consent to Personal Jurisdiction. Executive hereby expressly consents to the nonexclusive personal jurisdiction and venue of the state and federal courts located in the federal Eastern District of California for any lawsuit filed against Executive by the Company arising from or relating to this Agreement.

                  25. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such shares for any purpose.

                  26. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Consulting Agreement.

                  27. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted Transfer of Executive Stock hereunder. The Investors shall be permitted to assign any and all of their rights pursuant to this Agreement to any other holder of Common Stock of the Company without obtaining the consent or approval of any other party hereto.

                  28. Remedies. Each of the parties to this Agreement (including the Investors) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  29. Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Investors owning a majority of Common Stock held by the Investors and Executive.

                  30. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  31. Adjustments of Numbers. All numbers set forth herein which refer to stock prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of stock and other recapitalizations affecting the subject class of stock.

                  32. Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Investors as provided herein.


                             *    *    *    *    *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above which shall be effective as of the Closing Date.


                                               PAC-WEST TELECOMM, INC.


                                               By: /s/ John K. La Rue
                                                  -------------------------
                                               Name: John K. La Rue
                                                    -----------------------
                                               Its:       President
                                                   ------------------------


                                               By:  /s/ Roger L. Westphal
                                                  -------------------------
                                               Name:   Roger L. Westphal
                                                    -----------------------
                                               Its:        Secretary
                                                   ------------------------

                                               /s/ Wallace W. Griffin
                                               ----------------------------
                                               WALLACE W. GRIFFIN
INVESTORS:
Agreed and Accepted:


WILLIAM BLAIR CAPITAL
 PARTNERS VI, LP


By:    William Blair Capital Partners VI, L.L.C.,
        its General Partner

By: /s/ David G. Chandler
   -----------------------------------
Name:  David G. Chandler
       Its Managing Director



                     [Signature Page to Executive Agreement]

SCP PRIVATE EQUITY PARTNERS, L.P.


By:    SCP Private Equity Management, L.P., its General
       Partner

By:   /s/ Samuel A. Plum
   ------------------------------------
Name: Samuel A. Plum
     ----------------------------------
                  Its General Partner


SAFEGUARD 98 CAPITAL, L.P.


By:    Safeguard Delaware, Inc.
       Its General Partner

By: /s/ Jerry L. Johnson
   ------------------------------------

Name Jerry L. Johnson
     ----------------------------------

Title: Senior Vice President
      ---------------------------------

TL VENTURES III L.P.


By:    TL Ventures III Management L.P.,
       its General Partner

By:    TL Ventures III LLC,
       its General Partner


By: /s/ Mark De Nino
   ------------------------------------

Name: Mark De Nino
     ----------------------------------


                     [Signature Page to Executive Agreement]

Title: Managing Director
      ---------------------------------

TL VENTURES III OFFSHORE L.P.


By:    TL Ventures III Offshore Partners L.P.,
       its General Partner

By:    TL Ventures Offshore Ltd.,
       its General Partner

By:    /s/ Mark De Nino
   ------------------------------------

Name:    Mark De Nino
     ----------------------------------

Title:      Managing Director
      ---------------------------------


TL VENTURES III INTERFUND L.P.

By:    TL Ventures III LLC,
       its General Partner


By: /s/ Mark De Nino
   ------------------------------------

Name: Mark De Nino
     ----------------------------------

Title: Managing Director
      ---------------------------------


ENERTECH CAPITAL PARTNERS, L.P.

By:    EnerTech Management, L.P.
       Its General Partner

By:    EnerTech Management Company, L.L.C.,
       Its General Partner


By: /s/ Scott Ungerer
   ------------------------------------

Name: Scott Ungerer
     ----------------------------------


                     [Signature Page to Executive Agreement]

Title: Managing Director
      ---------------------------------




/s/ John K. La Rue
---------------------------------------
JOHN K. LA RUE


BAY ALARM COMPANY


By: /s/ Bruce Westphal
   ------------------------------------

Name: Bruce Westphal
     ----------------------------------

Its:       Chairman
    -----------------------------------














                     [Signature Page to Executive Agreement]

                          EXCLUDED INVENTIONS SCHEDULE
                          ----------------------------



                                      None.

                                                                    Exhibit A

                            CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement ("Agreement") is made between Pac-West Telecomm, Inc. ("Company" or "Pac-West") and Wallace W. Griffin ("Executive").

1.     Confidential Information
       Pac-West Telecomm will disclose certain confidential and proprietary information ("Confidential Information") to Executive. Confidential Information shall include any data, materials, products, technology, computer programs, specifications, manuals, software, marketing plans, business plans, financial information, customer lists, customer files, promotional materials, employee information, and other information disclosed or submitted, orally, in writing, or by any other media, to Executive by Company. In addition, any analyses, compilations, studies, data, information, documents or materials (collectively called "Work Product") prepared by Executive for or on behalf of the Company shall be deemed to be proprietary and Confidential Information.
2.     Executive's Obligations:

       A. Executive agrees that the Confidential Information is to be considered confidential and proprietary to Company, and Executive shall hold the same in confidence, shall not use the Confidential Information other than for the purposes of his business with Company, and shall disclose it only to Company's officers, directors, employees, customers, suppliers, or other outside parties with a specific need to know for purposes of Pac-West business operations and as required for Executive to perform his assigned responsibilities. With the exception of the aforementioned, Executive will not disclose, publish or otherwise reveal any of the Confidential Information received from Company to any party whatsoever except with the specific prior written authorization of the Company's chief executive officer.

       B.         Confidential Information
                  furnished in tangible form shall not be duplicated by Executive except for purposes of this Agreement. Upon the request of Company, Executive shall return all Confidential Information, including all Work Product, received or produced in written or tangible form, including copies, or reproductions or other media containing such Confidential Information.

3.     Terms:
       The obligations of Executive herein shall be effective during Executive's employment and for three years after the date of separation from the Company.

4.     Governing Law and Equitable Relief:
       This Agreement shall be governed and construed in accordance with the laws of the State of California. Jurisdiction and venue in any action to enforce the terms of this agreement and the obligations created hereunder shall be deemed to have been made in and to be fully performed in San Joaquin County, California. Executive agrees that in the event of any breach or threatened breach by Executive, Company may obtain, in addition to any other legal remedies which may be available, restraining orders and such equitable relief as may be necessary to protect Company against any such breach or threatened breach.

5.     Separations:
       All Confidential Information furnished to Executive will be returned to Company upon separation from the Company.

6.     Entire Agreement:
       This Agreement may not be modified except by written agreement signed by both parties.

         Executive

         By:                                      Date:
            ------------------------------             --------------------

         Pac-West Telecomm

         By:                                      Date:
            ------------------------------             --------------------
         Title:
               ---------------------------